                                                                   EXHIBIT 10.13

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of July 27, 1998, is between DRILL MOTOR SERVICES, INC., a Louisiana corporation (herein referred to as the "Buyer"), W-H ENERGY SERVICES, INC., a Texas corporation ("W-H Energy"), and Steve Goree, Travis Goree and E. Ashford Brock (herein referred to as the "Stockholders"), being the owners of all of the issued and outstanding shares of capital stock of AGRI-EMPRESA INC., a Texas corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Stockholders own all of the issued and outstanding shares of capital stock of the Company (herein called the "Stock"); and

         WHEREAS, the Stockholders, whether one or more, own all of the issued and outstanding shares of capital stock of Agri-Empresa, Inc., Agri-Empresa Transportation, Inc., Lonestar Distribution, Inc. and Superior Packaging & Distribution, Inc. (herein collectively called the "Companies"); and

         WHEREAS, Buyer is a wholly-owned subsidiary of W-H Energy, and desires to acquire, upon the terms and subject to the conditions and for the consideration herein set forth, the Stock as well as the capital stock of each of the Companies pursuant to Stock Purchase Agreements between the Buyer and the stockholders of each of the Companies.

         NOW, THEREFORE, the parties hereto agree as follows:

I.       SALE AND TRANSFER OF STOCK

         1.1. CLOSING DATE. The closing of the purchase and sale of the Stock shall take place at the offices of Vinson & Elkins L.L.P., 3600 First City Tower, Houston, Texas at 9:00 a.m. on July

27, 1998, or such other place or date as may be agreed upon by the parties hereto, such date being herein referred to as the "Closing Date".

         1.2 SALE AND PURCHASE. On the Closing Date the Stockholders shall deliver to Buyer certificates representing the Stock of the Company, duly endorsed in blank, or accompanied by duly executed stock powers in blank, and in proper form for transfer. Upon the consummation of the transactions contemplated herein, the Stock shall be reissued in the name of the Buyer. In consideration therefor, Buyer shall on the Closing Date deliver to the Stockholders the following:

         (i)      $4,500,000 cash; and

         (ii) warrants (the "Warrants"), in the form attached hereto as Exhibit A to each of the Stockholders to purchase the number of shares of Class A Common Stock of W-H Energy set opposite their names on the signature page hereto at $135.00 per share for a term of five (5) years.

The cash and Warrants are collectively referred to herein as the "Purchase Price" and shall be allocated among the Stockholders as set forth on the signature page hereto. The parties hereto agree to use for all tax reporting purposes $22.03 as the value of each of the Warrants.

         1.3 ESCROW. Concurrently with the Closing Date, the Buyer shall cause $430,000 of the Purchase Price (the "Escrow Deposit") to be placed in escrow with Republic National Bank of New York (the "Escrow Agent") pursuant to an Escrow Agreement, a copy of which is attached hereto as Exhibit B. The Escrow Deposit shall be held by the Escrow Agent together with an escrow deposit of the Stockholders of the other Companies, which together with the Escrow Deposit shall aggregate $2,000,000 on behalf of the stockholders of all of the Companies, the $2,000,000 shall be


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held in escrow for twenty-four (24) months from the Closing Date to reimburse the Buyer for any breaches of the representations and warranties made by the Stockholders in this Agreement and the stockholders in the Stock Purchase Agreements for all the Companies.

II.      REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         The Stockholders hereby represent and warrant to Buyer as follows:

         2.1 OWNERSHIP OF STOCK. Each Stockholder is the record and beneficial owner of the number of duly authorized, issued, fully paid and nonassessable shares of Stock of the Company set forth opposite his name on the signature page hereof and holds, and will on the Closing Date hold, such shares free and clear of all security interests, encumbrances, pledges, options, charges and assessments, with full right and power to sell, assign, exchange, transfer and deliver the Stock to Buyer as herein provided.

         2.2 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all corporate power to carry on its business as is now being conducted, and is duly qualified and authorized to do business and is in good standing in each jurisdiction where the failure to so qualify could have an adverse effect on the Company's assets, business or financial condition.

         2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, $1.00 par value, of which 1,389 shares at the date hereof are issued and outstanding; and all of which issued and outstanding shares have been validly issued and are fully paid and nonassessable and none of which were issued in violation of the preemptive rights of any


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stockholder of the Company or of any applicable federal or state securities laws. There are no agreements or understandings that affect or relate to the voting or transfer of rights or interests in the Stock.

         2.4 OPTIONS, ETC. The Company does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of its capital stock, and as of the date hereof it has not agreed to issue or sell any shares of its capital stock.

         2.5 FINANCIAL STATEMENTS. Except as set forth on Exhibit C attached hereto, the unaudited balance sheets of the Company as of December 31, 1996 and December 31, 1997, and the related reviewed statements of income for the twelve
(12) months ending December 31, 1996 and December 31, 1997 and the unaudited balance sheets and statements of income for the five (5) months ending May 31, 1997 and May 31, 1998 (the "Financial Statements"), copies of each of which have been previously delivered to and reviewed by Buyer, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are complete and fairly present the financial position and results of operations of the Company as of the dates and for the periods indicated; the Financial Statements make full and adequate provision for all obligations and liabilities, whether accrued, absolute, contingent, known or unknown, or otherwise, of the Company and the Company had no obligation or liability, whether accrued, absolute, contingent or otherwise, not reflected or reserved against in the Financial Statements at such dates.

         2.6 NO CHANGES. Except as set forth on Exhibit C attached hereto, since the dates of the Financial Statements, there has not been and prior to the Closing Date there shall not have been (i)


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any adverse change in the financial condition, business, properties or assets of the Company, (ii) any loss or damage to any of the properties or assets of the Company (whether or not covered by insurance), (iii) any labor trouble or any other event or condition of any character which has adversely affected or might adversely affect the business of the Company, (iv) any mortgage or pledge of any of the properties or assets or any indebtedness incurred by the Company, except in the ordinary course of business, (v) any issuance, sale or other disposition by the Company of any of its shares of capital stock or of any evidences of indebtedness or other securities of the Company, or any rights, warrants or options with respect to any such securities, (vi) any change in any existing material contract or any new contract, commitment or obligation entered into by the Company, other than in the ordinary course of business, (vii) any sale or other disposition of any properties or assets of the Company which were material or potentially material to its business or operations, except inventory, equipment and supplies sold or disposed of in the ordinary course of business,
(viii) any loan or advance or payment of any kind to any person or corporation, except payments in respect of liabilities set forth in the Financial Statements, current liabilities incurred in the ordinary course of business since such dates and ordinary expense advances to employees, (ix) any dividend or other distribution made or declared on the capital stock of the Company, (x) any significant change in any method of management, operation or accounting of the Company, or (xi) any increase in compensation to the Company's employees.


         2.7 TAXES. The Company has prepared and filed with the appropriate federal, state and local governmental agencies, and all political subdivisions thereof, all tax returns heretofore required to be filed and has paid all amounts shown to be due and claimed to be due on such tax returns. As


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of the date hereof, the Company is not a party to any pending action or proceeding by any federal, state or local governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against the Company. No tax returns of the Company have been or are currently being audited by the Internal Revenue Service or any other taxing authority. The Company has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any taxes. Any tax which is imposed upon The Company by reason of Internal Revenue Code Section 1374 shall be for the account of Buyer and the Stockholders shall not directly or indirectly indemnify Buyer or W-H Energy for all or any part thereof.

         All such tax returns and the information and data contained therein have been properly and accurately compiled and completed and reflect all liabilities for taxes for the periods covered by such tax returns.

         A valid Subchapter S election, as described in Internal Revenue Code
Section 1362(a) is presently in effect and has been in effect since March 14, 1997 (the "S Period"); no event has occurred, nor has any action been taken by the Company or the Stockholders during the S Period that would terminate the Company's status as a Subchapter S corporation. Concurrently with the Closing Date, the Stockholders shall cause a Section 338(h)(10) election to be filed with the Internal Revenue Service.

         2.8 TITLE. The Company has good and indefeasible title to all of its properties and assets, including those reflected in the Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, free and clear of all security interests, liens, charges, claims or



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encumbrances, except (i) as reflected on the Financial Statements, (ii) the lien of taxes not yet due or payable or being contested in good faith by appropriate proceedings, and (iii) such imperfections of title and encumbrances, if any, as do not materially detract from the value, or interfere with the present or future use, of the properties of the Company or otherwise materially impair its business operations; and all leases pursuant to which the Company leases any real or personal property are valid and effective with respect to the Company and, to the best knowledge of the Stockholders with respect to the lessors, in accordance with their respective terms, and there is not any existing default or event of default or event which with notice or lapse of time or both would constitute a default under any of such leases.

         2.9 LIST OF CONTRACTS, ETC. Attached as Exhibit D is a list of the following, which is complete and accurate, except to the extent that any omission would not have an adverse effect on the Company:

         (1) All real property owned by the Company, and all leases, options or other rights in real property to which the Company is a party, with a brief description of all principal buildings and structures thereon and the termination date of options and leases, and the conditions of renewal and annual rentals under such leases;

         (2) All policies of insurance in force with respect to and covering the business and properties of the Company with an indication as to expiration dates and premiums paid and payable thereon;

         (3) All existing contracts and commitments involving more than $10,000 to which the Company is a party;



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         (4)      All employment and consulting agreements, executive
                  compensation plans, employee pension or retirement plans and employee profit sharing plans of the Company, and all of which will be terminated by the Company on the Closing Date; provided, however, the Company has not previously maintained and does not presently maintain any employee plan that was or is subject to the Employment Retirement Income Security Act of 1974, as amended;

         (5) All material contracts or agreements, oral or written, presently outstanding and not referred to above; and

         (6) The name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

         2.10 NO DEFAULT. The Company is not in default in any material respect under the terms of any contract, agreement, lease, license or instrument to which it is a party and the consummation of this Agreement will not result in a breach or default in any contract, agreement, lease, license or instrument to which the Company is a party.

         2.11 LITIGATION. Except as set forth on Exhibit E attached hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Stockholders threatened, against or affecting the Company, at law or in equity, or pending before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         2.12 CORPORATE ACTION; CHARTER AND BYLAWS. The Stockholders have heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. The Stockholders have heretofore delivered to Buyer true and complete


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copies of the minute books and stock records of the Company. Buyer has inspected and reviewed all such corporate documents. Such minute books and stock records correctly reflect in all material respects all corporate actions taken at all meetings of, or by written consents of, directors of the Company (including committees thereof) and stockholders, including but not limited to actions taken at such meetings relating to the organization of the Company, the issuance of shares of capital stock of the Company and the incurrence by the Company of any indebtedness.

         2.13 RECEIVABLES. Except as set forth in the Financial Statements or on Exhibit C attached hereto, the Company has good and valid title to all of its receivables (both billed and unbilled), free and clear of all security interests or liens, and all such receivables are free of any defenses, counterclaims and setoffs and are collectible in full, except to the extent of any reserve for bad debts included in the Financial Statements.

         2.14 MACHINERY AND EQUIPMENT. A list of the machinery, rental tools and other equipment owned by the Company is attached hereto as Exhibit F and all of the same are in generally good repair, reasonable wear and tear excepted, and suitable for the purposes for which they are presently being used.

         2.15     COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS.

         (a) The business of the Company is not currently and has not been during the past ten (10) years conducted in violation of any law or any ordinance or regulation of any governmental entity, the violation of which would result in an adverse effect on the Company. No investigation or review by any governmental entity (including without limitation any audit or similar review by any federal, state or local taxing authority)


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                  with respect to the Company is pending for which the Company has received notice or, to the knowledge of the Company, threatened. A copy of all environmental studies or reports conducted on behalf of the Company during the past five (5) years have been delivered to the Buyer and Buyer has reviewed all such studies and reports.

         (b) Attached hereto as Exhibit G is a list of all material licenses, permits and certifications (federal, state, foreign and local) required by law for the Company to conduct its businesses in the cities and states in which it conducts its business, and such licenses, permits and certifications are in full force and effect. During the past two years, the Company has not had any such licenses, permits or certifications suspended or revoked. No proceeding is pending for which the Company has received notice or, to the knowledge of the Stockholders, threatened, seeking the revocation or limitation of any of such licenses, permits and certifications.

         (c) Specifically, without limiting the other representations and warranties contained herein, the Company and its properties are in compliance with all applicable published rules and regulations (and applicable standards and requirements) of the United States Environmental Protection Agency ("EPA") and of all similar state and local agencies in those states in which the Company owns assets or conducts business, the failure to comply with which would result in an adverse effect on the Company. There is no suit, claim, action or proceeding now pending for which the Company has received notice before any court, governmental agency or board or, to the knowledge of the Stockholders, threatened, by any person or entity for



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                  noncompliance by the Company (or by any other person with
                  respect to any of the Company's properties) with any material environmental law, rule or regulation. There are no citations, fines or penalties heretofore assessed against the Company or with respect to any of its properties for which the Company has received notice under any federal, state or local law that remain unpaid, nor has the Company received any notices or any other communications expressly addressed to it from the EPA, the Occupational Safety and Health Administration or any other federal, state or local agency or other governmental entity with respect to any violations or alleged violations of any federal, state or local law or regulation.

         2.16     EMPLOYEE AND LABOR MATTERS.

         (a) The Company does not provide employee post-retirement medical or health coverage.

         (b) To the best of the Stockholders' knowledge, there are no labor disputes or disruptions to which the Company is a party. The Company is not a party to or bound by any contract, agreement or understanding with any labor union. The Company has not received and has no reasonable basis from which to expect to receive notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

         (c) To the best of the Stockholders' knowledge, there are no claims, pending or threatened, involving any pension or welfare plans, or other plans or arrangements by a current or former employee (or beneficiary thereof) of the Company that, individually or in the aggregate, would have an adverse effect on the Company.




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         2.17 BROKERAGE FEES. The Company and the Stockholders have not retained any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby that would result in any liability to the Company or Buyer.

         2.18 TRADE NAMES, TRADEMARKS, PATENTS, ETC. Attached hereto as Exhibit H is a list of all trademarks, patents, know-how, trade names, service marks, copyrights, registrations or applications, whether pending or contemplated, with respect thereto, renewals, assignments, or expectancies, and all rights in, to or respecting such renewals and licenses or rights under the same currently owned or being used by the Company in connection with its business, and to the extent indicated in Exhibit H the same have been duly registered in the offices as are indicated therein. The Company is the owner of its trademarks, patents, trade names, service marks, copyrights, renewals and related rights, and the holder of the full record title to the trademark registrations that it purports to own, which registrations are in full force and effect and are free and clear of any liens, encumbrances, equities, claims and obligations to other persons, of whatever kind or character. There are no claims or demands of any other person, firm or corporation pertaining to any of such rights; and no proceedings have been instituted, are pending or, to the knowledge of the Stockholders, are threatened which challenge any of the right of the Company in respect thereto.

         2.19 ADDITIONAL FACTS. At the date hereof, the Stockholders are not, and on the Closing Date will not be, aware of any specific matter relating specifically to the Company which could reasonably be expected to have an adverse effect on the business or financial condition of the Company as presently being conducted or of any material facts or circumstances not disclosed to


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Buyer in writing which should be disclosed to Buyer in order to make any of the representations or warranties made on the part of the Stockholders herein not misleading.

III.     REPRESENTATIONS AND WARRANTIES OF BUYER AND W-H ENERGY

         Buyer and W-H Energy jointly and severally make the following representations and warranties:

         3.1 ORGANIZATION OF BUYER AND W-H ENERGY . Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana with all requisite corporate power and authority to own and to lease property and to carry on its business as now conducted. W-H Energy is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with all requisite corporate power and authority to own and to lease property and to carry on its business as now conducted.

         3.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by Buyer and W-H Energy and the issuance of the Purchase Price has been duly authorized by all necessary corporate action of Buyer and W-H Energy. This Agreement and the Warrants constitute valid and binding obligations of Buyer and W-H Energy.

         3.3 INVESTMENT INTENT. The Stock is being acquired by Buyer as an investment and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended.




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         3.4 CAPITALIZATION. The authorized capital stock of W-H Energy consists of 900,000 shares of Class A Common Stock, $1.00 par value, of which 275,000 shares at the date hereof are issued and outstanding and 100,000 shares of Class B Common Stock, $1.00 par value, none of which shares are issued and outstanding; and all of which issued and outstanding shares of Class A Common Stock have been validly issued and are fully paid and nonassessable and none of which were issued in violation of the preemptive rights of any stockholder of the Company or of any applicable federal or state securities laws. In addition, W-H Energy has issued or has authorized the issuance of options and/or Warrants to its officers, directors, employees and stockholders to purchase 98,594 shares of Class A Common Stock of W-H Energy at $73.00 per share, 750 shares at $100.00 per share, 6,750 shares at $115.00 per share and 700 shares at $125.00 per share. All of the outstanding capital stock of Buyer has been validly issued, is fully paid and nonassessable and is owned by W-H Energy. W-H Energy has reserved, and will at all times reserve, sufficient shares of its Class A Common Stock for issuance upon exercise of the Warrants.

         3.5 FINANCIAL STATEMENTS. The consolidated balance sheet as of September 30, 1997, and the related consolidated statement of operations for the twelve (12) months ending September 30 and the unaudited consolidated balance sheet as of May 31, 1998 and the unaudited consolidated statement of operations for the five (5) months ended May 31, 1998 (the "Financial Statements of W-H Energy"), copies of which have been delivered to the Stockholders, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are complete and fairly present the financial position and results of operations of W-H Energy as of the dates and for the periods indicated; the Financial Statements of W-H


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Energy make full and adequate provision for all material obligations and liabilities, whether accrued, absolute, contingent, known or unknown, or otherwise, of W-H Energy and W-H Energy had no material obligation or liability, whether accrued, absolute, contingent or otherwise, not reflected or reserved against in the Financial Statements of W-H Energy at such dates.

         3.6 SECTION 338(h)(10) ELECTION. Concurrently with the Closing Date, Buyer shall join in the filing of a Section 338(h)(10) election with the Internal Revenue Service. In connection therewith, Buyer shall cause any necessary consents to be given and elections made so that the Stockholders take into account under sections 1366 and 1367 of the Internal Revenue Code gain from the deemed sale of the Company's assets and do not recognize any gain on the sale of their Company Stock to Buyer. Buyer and W-H Energy agree to indemnify and reimburse the Stockholders for any additional taxes that may become payable by the Stockholders as a result of the filing by the Company of said Section 338(h)(10) election. In particular, Buyer and W-H Energy shall pay to Stockholders from time to time and within fifteen (15) days of written demand from Stockholders, such additional amounts which when reduced by all taxes which are payable by reason of the receipt thereof are equal to the taxes, interest and penalties which are payable by the Stockholders on or before that time and which would not have been payable by the Stockholders if the Section 338(h)(10) election had not been made. The obligations to make payments pursuant to the preceding sentence shall not be subject to the provisions of Section 4.1 or of any other provision hereof which limits the time at which any such amount is payable.




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         3.7 INDEMNIFICATION FOR VENDOR GUARANTEES. Buyer agrees to indemnify and hold the Stockholders harmless from all liability for all personal guarantees made by them to the Company's Vendors for goods purchased by the Company from and after the date of this Agreement.

         3.8 ADDITIONAL FACTS. At the date hereof, Buyer is not, and on the Closing Date will not be, aware of any material facts or circumstances not disclosed to the Stockholders in writing which should be disclosed to the Stockholders in order to make any of the representations or warranties made on the part of the Buyer herein not misleading. All information heretofore furnished by Buyer and W-H Energy to the Stockholders in writing as to the business, operations, assets, properties, prospects or condition (financial or otherwise) of W-H Energy does not contain any untrue statement of a material fact and when read together with the provisions of this Agreement does not omit to state any fact necessary to make a statement herein or therein not misleading.

IV.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         4.1 SURVIVAL. All representations, warranties, covenants and agreements of Buyer and W-H Energy contained in this Agreement or in any certificates, instruments or documents delivered pursuant hereto shall survive the Closing Date and all representations, warranties, covenants and agreements of the Stockholders contained in this Agreement or in any certificates, instruments or documents delivered pursuant hereto shall survive the Closing Date and continue in full force and effect until twenty-four (24) months from the Closing Date (the "Survival Date"), regardless of any investigation or "due diligence" performed or made by or on behalf of any Indemnified Party prior to the Closing Date or any actual knowledge of an Indemnified Party prior to the Closing Date with


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

respect to any matter as to which indemnification is sought. From and after the Survival Date, no party hereto shall be under any liability whatsoever pursuant to this Article IV with respect to any matter for which indemnification may be sought, except with respect to matters for which notice has been received in accordance with the provisions of this Article IV. No party hereto shall have any indemnification obligation pursuant to this Article IV with respect to any matter for which indemnification may be sought unless before the applicable Survival Date, it (the "Indemnifying Party") shall have received from the party seeking indemnification (an "Indemnified Party") written notice as to the matter or matters for which indemnification is sought. The notice (a "Notice of Claim") to be provided by the Indemnified Party to the Indemnifying Party shall be provided promptly and in any event, within thirty (30) calendar days after receiving any written notice from a third party; provided, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is materially prejudiced thereby.

         4.2 INDEMNIFICATION BY STOCKHOLDERS. Subject to the terms and provisions of this Article IV, the Stockholders shall, to the extent of the Cap Amount (as defined in Section 4.6(b)) hereof, defend, indemnify and hold Buyer and its successors and assigns (collectively the "Buyer Group") harmless at all times from and after the Closing Date immediately on written demand against and in respect of any damages incurred, sustained, suffered by or resulting to the Buyer Group, or any of them, arising out of, resulting from, incurred in connection with, or sustained as a result of:




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

         (a) any inaccurate representation made by or on behalf of the Stockholders in, or pursuant to this Agreement or any certificate, instrument or document delivered pursuant hereto; or

         (b) any breach of any warranty made by or on behalf of the Stockholders in or pursuant to this Agreement or any certificate, instrument or document delivered pursuant hereto; or

         (c) any breach, default, nonfulfillment, nonperformance or nonobservance by the Stockholders in the performance, fulfillment, or observance of any of the obligations, covenants or agreements which are to be performed, fulfilled or observed by the Stockholders in or pursuant to this Agreement or any certificates, instruments or documents delivered pursuant hereto.

The foregoing provisions of this Section 4.2 are the sole remedy of the Buyer or W-H Energy for money damages in respect of any breach of the representations, warranties, covenants and agreements made herein by the Stockholders and any such damages payable by the Stockholders under this Article IV shall be payable out of and only to the extent of the funds held by the Escrow Agent under the Escrow Agreement.

         4.3 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this Article IV, W-H Energy and Buyer agree to defend, indemnify and hold the Stockholders harmless at all times from and after the Closing Date immediately on written demand, against and in respect of any damages incurred, sustained, suffered by or resulting to the Stockholders, or any of them, arising out of, resulting from, incurred in connection with or sustained as a result of:




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

         (a) any inaccurate representation made by or on behalf of Buyer or W-H Energy in, or pursuant to this Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

         (b) any breach of any warranty made by or on behalf of Buyer in or pursuant to this Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

         (c) any breach, default, nonfulfillment, nonperformance or nonobservance by Buyer or W-H Energy in the performance, fulfillment, or observance of any of the obligations, covenants or agreements which are to be performed, fulfilled or observed by or on behalf of Buyer or W-H Energy in or pursuant to this Agreement or any certificates, instruments or documents delivered pursuant hereto or thereto.

         4.4 PROCEDURE FOR INDEMNIFICATION. If and whenever an Indemnified Party desires to claim indemnification for any of the matters for which indemnification may be sought pursuant to the provisions of this Article IV, such Indemnified Party shall deliver to the Indemnifying Party a Notice of Claim specifying each of the matters for which indemnification is sought. Upon receiving the Notice of Claim, the Indemnifying Party shall have the right, exercisable at any time during a ten (10) day period from the day of the receipt of the Notice of Claim, to elect to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at its expense, or at the election of the Indemnifying Party, exercisable at any time within such ten (10) day period, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought, through counsel of its own choosing and at the



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

expense of the Indemnifying Party. If the Indemnifying Party does not make either of the elections called for by this Section 4.4 within said ten (10) day period, or to the extent the Indemnifying Party fails to make such election, then and in that event, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at the expense of the Indemnifying Party. If any action or claim for which indemnification is sought is asserted both against the Indemnifying Party and the Indemnified Party, and in good faith it is determined there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided, however, that if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Party, regardless of the number of Indemnified Parties. The Indemnified Party will not consent to the entry of a judgment or enter into any agreement with respect to any matter for which indemnification is sought without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably). The Indemnifying Party shall not consent to the entry of a judgement with respect to any matter for which indemnification is sought or enter into any settlement with respect thereto which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably). All attorneys and other representatives employed by the Indemnifying party shall be subject to approval by the Indemnified Party, which approval shall not be unreasonably withheld or delayed.

         4.5 DISPUTE AS TO RIGHT OF INDEMNIFICATION. In the event the question of the right to indemnification is submitted to a court of competent jurisdiction for determination, all attorneys' fees and other costs and expenses in litigating the question of the right of an Indemnified Party to indemnification shall be awarded to the prevailing party against the party against whom such determination is rendered.

         4.6      INDEMNIFICATION CAP AND DEDUCTIBLE.

         (a) Stockholders shall not be liable for any claim for indemnification pursuant to the provisions of this Article IV for any matter for which indemnification is sought unless and until, and only to the extent that, the aggregate amount of damages for which the Stockholders would otherwise be responsible pursuant to Section 4.2 or any other provision hereof (including any obligation to defend the Buyer pursuant hereto) to the Buyer Group exceeds an aggregate of $50,000 for all of the Companies (the "Deductible").

         (b) At the Closing, Buyer shall deposit the Escrow Deposit (heretofore referred to in Section 1.3 hereof) with the Escrow Agent pursuant to the Escrow Agreement which, together with the escrow deposits of the other Companies, shall be $2,000,000 in the aggregate and which is also herein referred to as the "Cap Amount". The Stockholders shall not be liable for damages with respect to any matter for which indemnification may be sought except to the extent of the amount of the Cap Amount and then only to the extent that the Escrow Deposit has not been distributed to the Stockholders pursuant to the provisions hereof. At such time as the damages of the

                  Buyer Group with respect to any matter for which indemnification may be sought by the Buyer Group under this
                  Article IV is agreed upon by the Stockholders or is finally determined by a court of competent jurisdiction, the Escrow Agent shall pay to the Buyer Group such portion or portions of the Cap Amount to which the Buyer Group is entitled. The Escrow Deposit shall be invested by the Escrow Agent in an interest bearing account and all earned interest on the Escrow Deposit shall belong and be paid quarterly to the Stockholders and shall not be included for determination of the Cap Amount.

         (c) Immediately following the Survival Date, the remaining portion of the Escrow Deposit not theretofore paid or distributed to or for the benefit of a member of the Buyer Group shall be distributed by the Escrow Agent to the Stockholders in the percentage amount reflected on the signature page hereto; provided however, that the Escrow Agent shall continue to hold and not distribute to the Stockholders such remaining portion of the Escrow Deposit sufficient to cover any damages of the Buyer Group with respect to any amount for which indemnification may be sought and for which a Notice of Claim was given prior to the Survival Date. Any amount which remains in the Escrow Deposit after any such damages have been determined and the Buyer Group has been paid pursuant to the terms hereof shall be distributed to the Stockholders as provided herein.

V.       CONDITIONS TO BUYER'S OBLIGATIONS HEREUNDER

         The obligation of Buyer to acquire the Stock from the Stockholders hereunder is, except as may be waived in writing by Buyer, subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         5.1 REPRESENTATIONS. The representations and warranties of the Stockholders contained in this Agreement shall be true, and in addition, shall be deemed to have been made again at and as of the Closing Date and shall (except as affected by transactions permitted by this Agreement) then be true in all material respects.

         5.2 COMPLIANCE WITH TERMS. The Stockholders shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date. In addition, there shall not have occurred any event, change, development or trend in the business or financial condition of the Company which would materially adversely affect the business, properties, earnings or assets of the Company or the value thereof, nor shall any action or proceeding have been commenced or threatened or any judgment, decree or order entered which would materially adversely affect the business, assets or financial condition of the Company or the transactions contemplated by this Agreement, nor shall any law, regulation or order have been adopted, issued or announced by any governmental entity or agency which would materially adversely affect the business, assets and financial condition of the Company or the transactions contemplated by this Agreement.

         5.3 ADVERSE OCCURRENCES. On the Closing Date, the property, business or assets of the Company shall not have been materially and adversely affected by any fire, earthquake, explosion, accident, flood, riot or Act of God or the public enemy (whether or not insured) or by any strike, lockout, or other labor disturbance, nor shall there be any actual or threatened litigation or proceeding challenging or seeking to restrain or invalidate this Agreement.

         5.4 TRANSFER OF REAL PROPERTY. The Stockholders shall have caused the Company to transfer to the Stockholders or to an affiliate of the Stockholders the Company's present operating facilities (land and improvements) in Midland, Texas and Carlsbad, New Mexico, and the Company and the Stockholders, or a designated affiliate of such Stockholders, shall have entered into five (5) year triple net lease of the same (the "Lease") in the form of Exhibit I attached hereto.

         5.5 EMPLOYMENT AGREEMENTS. The Company shall have entered into a four
(4) year Employment Agreement, in the form of Exhibit J attached hereto, with each of the Stockholders and which Employment Agreements shall contain non-compete provisions applicable to the employee in the event of a voluntary termination of employment by the employee or a discharge of the employee by the Company for "cause" (as defined in the Employment Agreement).

VI.      CONDITIONS TO STOCKHOLDERS' OBLIGATIONS HEREUNDER

         The obligation of the Stockholders hereunder to exchange and deliver to Buyer the Stock is, except as may be waived in writing by the Stockholders, subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         6.1 REPRESENTATIONS. The representations and warranties of Buyer and W-H Energy contained in this Agreement shall be true, and in addition, shall be deemed to have been made again at and as of the Closing Date and shall (except as affected by transactions permitted by this Agreement) then be true in all material respects.

         6.2 COMPLIANCE WITH TERMS. Each of W-H Energy and Buyer shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         6.3 EMPLOYMENT AGREEMENTS. The Company shall have entered into the Employment Agreements referred to in Section 5.5 hereof.

         6.4 DISTRIBUTION TO STOCKHOLDERS. Concurrently with the Closing Date, the Company shall have distributed to the Stockholders the book balance of all cash on hand in the Company in excess of $25,000.

VII.     EXPENSES

         Each of the parties hereto shall be responsible for their own legal and accounting expenses in connection with the preparation and consummation of this Agreement, and no such expenses shall be paid by or charged to the Company.

VIII.    BINDING EFFECT AND AMENDMENTS

         This Agreement constitutes the entire contract between the parties hereto and no party shall be liable or bound to any other person by reason of this Agreement in any manner by any other agreements, warranties or representations, except as specifically set forth herein, or in the exhibits attached hereto or referred to herein. This Agreement may be amended only by a written instrument duly executed by or on behalf of all of the parties hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, representatives and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

IX.      ARTICLE AND OTHER HEADINGS

         The article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

X.       GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed effective as of the date set forth above.

                                                   DRILL MOTOR SERVICES, INC.


                                                   By: /s/ Kenneth T. White
                                                      --------------------------
                                                            Chairman


                                                   W-H ENERGY SERVICES, INC.


                                                   By: /s/ Kenneth T. White
                                                      --------------------------
                                                            President

                                LIST OF EXHIBITS


Exhibit A -  Form of Warrants
Exhibit B -  Form of Escrow Agreement
Exhibit C -  Exceptions to Financial Statements and Business
Exhibit D -  List of Contracts
Exhibit E -  Litigation
Exhibit F -  List of Machinery and Equipment
Exhibit G -  List of Licenses and Permits
Exhibit H -  List of Trademarks, etc.
Exhibit I -  Form of Lease
Exhibit J -  Form of Employment Agreement







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